UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) September 9, 2013


                               LISBOA LEISURE INC.
             (Exact name of registrant as specified in its charter)

           NEVADA                      333-168337              42-1771870
(State or other jurisdiction          (Commission            (IRS Employer
     of incorporation)                File Number)         Identification No.)

                 H. 16/B, Adsulim, Benaulim, Goa, India, 403716
              (Address of principal executive offices and Zip Code)

    Registrant's telephone number, including area code (011) 91989-055-77-27

                                       N/A
          (Former name or former address, if changed since last report)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 9, 2013, we entered into asset purchase agreements with Joseph Fewer of Aylmer, Ontario and Steven Moseley of Paris, Tennessee whereby we agreed to purchase certain assets necessary for the operation of a plant growth surfactant manufacture and sales business. A plant surfactant is a compound that lowers the surface tension between a liquid and a solid in order to allow for more efficient nutrient uptake in the plant. The assets that we have agreed to acquire are used in conjunction with the production, marketing, and sale of the crop surfactant currently sold under the name "AgriBoost".

Pursuant to the agreement with Mr. Fewer, we have agreed to acquire a 100% in the intellectual property described in the United States provisional patent application number 61858203 - "Composition and Method for Enhancing Plant Growth", as well as all related assets necessary for operating a plant growth enhancement product manufacture and sales business as a going concern. The agreement contemplates that we will incorporate a wholly-owned subsidiary company that will hold these assets and conduct operations. In order to acquire the assets from Mr. Fewer, we will be obligated to complete a forward split of our common stock such that every share of pre-split common stock shall be exchanged for 25 post-split shares of common stock; issue 12.5 million shares of our post-split common stock to Mr. Fewer; and execute a consulting agreement with Mr. Fewer whereby he will receive $7,000 per month in consideration of him providing his full-time management services to us. The consulting agreement will become effective on the date that we raise a minimum of $500,000 for operations. Closing of the asset purchase agreement is also subject to us changing our name to "AgriBoost, Inc." or such other name acceptable to Mr. Fewer. In addition, at closing, Mr. Fewer will be appointed as a director in place of our current director, Ms. Maria Fernandes.

We have also entered into an agreement with Mr. Moseley whereby we have agreed to acquire certain equipment used in conjunction with the production, marketing of AgriBoost. In consideration of Mr. Moseley transferring title of these assets to us, we have agreed to issue 5,000,000 post-split shares of our common stock to him at closing. We have also executed a consulting agreement with Mr. Moseley whereby he will receive $5,000 per month in consideration of him providing his full-time services to us. As with Mr. Fewer's consulting agreement, Mr. Moseley's agreement will become effective on the date that we raise a minimum of $500,000 for operations. The agreement recognizes that Mr. Moseley has been involved in the sale of surfactants prior to the date of the agreement and that he shall maintain the right to sell AgriBoost to 94 existing clients and profit exclusively from sales to them.

We have also entered into an easement agreement with Joseph Fewer and Denise Fewer whereby they have agreed to grant to us the right to use a portion of their farm located in Alymer, Ontario for the purposes of using it as a demonstration farm in order to evaluate and exhibit the effects of AgriBoost. In consideration of the easement, we have agreed to issue to the Fewers an aggregate of 2,500,000 post-split shares of our common stock. The initial term of the easement is three years.

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
                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LISBOA LEISURE INC.


/s/ Maria Fernandes
-------------------------------
Maria Fernandes
President

Date: September 9, 2013

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